Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Kingstown Capital Management L.P.

Address of Joint Filer:	167 Madison Avenue, Suite 205 #1033
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Intuitive Machines, Inc. [LUNR]

Date of Event Requiring Statement:
(Month/Day/Year):	02/10/2023

Name of Joint Filer:	Kingstown Management GP LLC

Address of Joint Filer:	c/o Kingstown Capital Management, L.P.
167 Madison Avenue, Suite 205 #1033
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director by deputization

Issuer Name and Ticker or Trading Symbol:	Intuitive Machines, Inc. [LUNR]

Date of Event Requiring Statement:
(Month/Day/Year):	02/10/2023

Name of Joint Filer:	Michael Blitzer

Address of Joint Filer:	c/o Kingstown Capital Management, L.P.
167 Madison Avenue, Suite 205 #1033
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Intuitive Machines, Inc. [LUNR]

Date of Event Requiring Statement:
(Month/Day/Year):	02/10/2023

Name of Joint Filer:	Guy Shanon

Address of Joint Filer:	c/o Kingstown Capital Management, L.P.
167 Madison Avenue, Suite 205 #1033
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Intuitive Machines, Inc. [LUNR]

Date of Event Requiring Statement:
(Month/Day/Year):	02/10/2023